UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2019

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered under Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market, LLC

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Named Executive Officer Compensation Decisions.  As previously announced, on May 3, 2019, the Board of Directors of Eagle Bancorp, Inc. (the “Company”) appointed Interim President and Chief Executive Officer, Susan G. Riel to the permanent position of President and Chief Executive Officer of the Company.  Ms. Riel will also serve as President and Chief Executive Officer of the Bank. On May 3, 2019, the Compensation Committee of the Board of Directors of the Company approved changes to Ms. Riel’s compensation, reflective of her promotion and increased responsibilities.  Ms. Riel’s base annual salary for 2019, retroactive to March 21, 2019 was increased to $725,000. The terms of Ms. Riel’s employment are expected to be memorialized in an amendment to her existing employment agreement, which may reflect additional terms to be determined.

The Compensation Committee also increased the range of potential cash incentive payouts for Ms. Riel and the Company’s other executive officers under the Company’s 2019 Senior Executive Incentive Plan, and increased the range of potential performance based equity awards for Ms. Riel under the Company’s 2019 Long Term Incentive Plan.  Redacted versions of the 2019 Senior Executive Incentive Plan and the 2019 Long Term Incentive Plan, which does not disclose certain target goals and compensation levels, including the range of potential payouts and awards adjusted by the Compensation Committee, for which confidential treatment has been requested and received, were filed as exhibits to the Company’s Current Report on Form 8-K filed on February 15, 2019.

On May 3, 2019, the Compensation Committee also provided an additional cash incentive payment under the 2018 Senior Executive Incentive Plan of $95,871 to Antonio F. Marquez, the Company’s Executive Vice President and Chief Lending Officer — Commercial Real Estate, reflecting certain prior changes in his goals which were not previously addressed at the time initial awards were determined.  As a result, Mr. Marquez’s total cash incentive payment under the 2018 Senior Executive Incentive Plan is $296,673.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Susan G. Riel
Susan G. Riel, President, Chief Executive Officer

Dated: May 9, 2019